                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549

                              --------------------



                                    FORM 8-K


                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934

                                December 18, 2000
                Date of Report (Date of earliest event reported)


                              --------------------

                              NEOTHERAPEUTICS, INC.

             (Exact name of registrant as specified in its charter)

          DELAWARE                       000-28782                    93-0979187
(State or other Jurisdiction      (Commission File Number)          (IRS Employer
     of Incorporation)                                          Identification Number)

          157 TECHNOLOGY DRIVE                                     92618
           IRVINE, CALIFORNIA                                    (Zip Code)
(Address of principal executive offices)

                                 (949) 788-6700
              (Registrant's telephone number, including area code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 5. OTHER EVENTS

On December 18, 2000, NeoTherapeutics, Inc. ("NeoTherapeutics") and NeoGene Technologies, Inc. ("NeoGene"), a subsidiary of NeoTherapeutics, entered into a Securities Purchase Agreement with an institutional investor for the issuance and sale of preferred stock and warrants for aggregate consideration of $2,000,025 (the "Purchase Agreement"). Pursuant to the Purchase Agreement, NeoGene issued and sold to the investor a total of 44,445 shares of its Series B Convertible Preferred Stock, no par value per share (the "Series B Preferred"), at a purchase price of $45 per share, and issued a five-year warrant to purchase a total of 9,387 shares of NeoGene common stock, no par value per share (the "NeoGene Common Stock") at an exercise price of $45 per share. The Series B Preferred is convertible into shares of NeoGene Common Stock on a one-to-one basis, subject to certain antidilution adjustments, and automatically converts upon the earlier to occur of December 18, 2005 or the closing of a public offering of NeoGene Common Stock meeting certain criteria.

In addition, NeoTherapeutics issued to the investor a five-year warrant to purchase an aggregate of 30,000 shares of its common stock, par value $.001 per share (the "NeoTherapeutics Common Stock"), at an exercise price of $6.10 per share. NeoTherapeutics also granted an exchange right to the investor which will allow the investor to exchange its shares of Series B Preferred for preferred stock of NeoTherapeutics. The exchange right grants the investor the right, at its option, at any time and from time to time after June 18, 2001, to exchange all or a portion of the Series B Preferred shares then held by the investor for a number of shares of NeoTherapeutics' to be designated convertible preferred stock, $.001 par value per share (the "NeoTherapeutics Preferred Stock"), equal to (i) the aggregate liquidation preference of the Series B Preferred shares surrendered for exchange plus any accrued but unpaid dividends thereon, divided by (ii) the stated value per share of the NeoTherapeutics Preferred Stock. The NeoTherapeutics Preferred Stock will be convertible into shares of NeoTherapeutics Common Stock at a conversion price equal to the lesser of (i) 150% of the average of the closing bid prices of the NeoTherapeutics Common Stock for the five trading days immediately preceding the first date of issuance of any shares of NeoTherapeutics Preferred Stock, as reported by The Nasdaq Stock Market, and (ii) 101% of the average of the lowest seven closing bid prices of the NeoTherapeutics Common Stock, as reported by The Nasdaq Stock Market, during the thirty trading days immediately preceding the conversion.

In connection with this financing, NeoTherapeutics paid a finder's fee to an unrelated third party consisting of cash and warrants to purchase common stock of NeoTherapeutics.

ITEM 7. EXHIBITS

Exhibits:
   4.1 Securities Purchase Agreement dated as of December 18, 2000, by and among Registrant, NeoGene Technologies, Inc. and Societe Generale.
   4.2     Certificate of Determination of NeoGene Technologies, Inc.
   4.3 Registration Rights Agreement dated as of December 18, 2000, by and between NeoGene Technologies, Inc. and Societe Generale.
   4.4 Registration Rights Agreement dated as of December 18, 2000, by and between Registrant and Societe Generale.
   4.5 Warrant issued by NeoGene Technologies, Inc., to Societe Generale, dated as of December 18, 2000.
   4.6 Warrant issued by Registrant to Societe Generale, dated as of December 18, 2000.
   4.7     Form of Registrant Terms of Preferred.
  99.1     Press Release dated December 20, 2000.



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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       NEOTHERAPEUTICS, INC.


Date: December 28, 2000                By: /s/ SAMUEL GULKO
                                           -------------------------------------
                                       Name:   Samuel Gulko
                                       Title:  Chief Financial Officer



                                       3
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EXHIBIT INDEX

Exhibits:
   4.1 Securities Purchase Agreement dated as of December 18, 2000, by and among Registrant, NeoGene Technologies, Inc. and Societe Generale.
   4.2     Certificate of Determination of NeoGene Technologies, Inc.
   4.3 Registration Rights Agreement dated as of December 18, 2000, by and between NeoGene Technologies, Inc. and Societe Generale.
   4.4 Registration Rights Agreement dated as of December 18, 2000, by and between Registrant and Societe Generale.
   4.5 Warrant issued by NeoGene Technologies, Inc., to Societe Generale, dated as of December 18, 2000.
   4.6 Warrant issued by Registrant to Societe Generale, dated as of December 18, 2000.
   4.7     Form of Registrant Terms of Preferred.
  99.1     Press Release dated December 20, 2000.